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                                                                   EXHIBIT 10.40

                      ASSET TRANSFER AND RELEASE AGREEMENT

This ASSET TRANSFER AND RELEASE AGREEMENT DATED AS OF DECEMBER 29, 2000, between QORUS.COM, INC., a Florida corporation ("Qorus") and NETDOX, INC., a Delaware corporation ("NetDox"), is based upon the mutual agreement of the parties as detailed below.

         WHEREAS, Qorus is in the business of providing electronic messaging services; and

         WHEREAS, NetDox had been instrumental in allowing Qorus to enter into a contract with Moore Business Communication Services ("Moore") under which Moore would distribute electronic messaging services developed and provided by Qorus; and

         WHEREAS, the parties to this agreement entered into a Commission Agreement dated December 31, 1999 (the "Commission Agreement") under which Qorus agreed to pay a commission to NetDox for revenue generated by Qorus as a result of its agreement with Moore; and

         WHEREAS, no payments under the Commission Agreement have ever been made by Qorus to NetDox: and

         WHEREAS, the ultimate success of Qorus' electronic messaging services is uncertain due to on-going changes in technology, competition and the absence of an established market for such services; and

         WHEREAS, both Qorus and NetDox would prefer to convert the relatively uncertain commission obligation to a relatively fixed amount; now

         THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Qorus hereby conveys to NetDox (i) 64,843 shares of Series B preferred stock (the "Series B Preferred Stock") of Tornado Development, Inc., a California corporation ("Tornado"); (ii) all accumulated paid-in-kind dividends thereon; and (iii) warrants to purchase up to 125,000 shares of Tornado common stock at a price of $0.60 per share (the "Tornado warrants").

         2. NetDox hereby releases and forever discharges Qorus from all past, present and future commission obligations precipitated by the Commission Agreement.

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         3.       Qorus represents that title to the Series B Preferred Stock, the dividends thereon and the Tornado warrants is conveyed free of liens or other encumbrances.

         4. Both Qorus and NetDox acknowledge that they have had reasonable opportunity to conduct their own independent due diligence concerning the foreseeable amount of future commissions to be paid by Qorus and the fair market value of Tornado's Series B preferred stock and Tornado warrants. Neither party has relied upon any information, fact or projection or drawn any conclusions without independent investigation, which it deems sufficient.

         5. This agreement may not be changed, modified, discharged or terminated orally or in any manner, other than by an agreement in writing signed by the parties hereto or their respective successors and assigns.

         6. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, such provision shall be ineffective to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         7. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware without giving effect to conflict of laws principles thereof, except if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this Agreement with respect to such matter.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.



QORUS.COM, INC.                                NETDOX, INC.


By:   /s/ THOMAS C. RATCHFORD                  By:     /s/  ROBERT T. ISHA
   -----------------------------                   -----------------------------
         Thomas C. Ratchford                              Robert T. Isha
       Chief Financial Officer                               Secretary